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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 14, 2003, accompanying the financial statements of Versant Corporation and subsidiaries contained in this Registration Statement and Prospectus. We consent to the use of the aforementioned report herein, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP

San Jose, CA
January 29, 2004